                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


[X] Filed by registrant

[ ] Filed by a party other than the registrant


Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              ALLTRISTA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                        ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------
         5)  Total fee paid:

             -------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

             -------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount previously paid:

             -------------------------------------------------------------------
         2)  Form, schedule or registration statement No.:

             -------------------------------------------------------------------
         3)  Filing party:

             -------------------------------------------------------------------
         4)  Date filed:

             -------------------------------------------------------------------

                              ALLTRISTA CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 30, 2002

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of the Stockholders, and any adjournments or postponements thereof (the "Meeting"), of Alltrista Corporation (the "Company"), which will be held on May 30, 2002 at 10:00 A.M., local time, at 555 Theodore Fremd Avenue, Rye, New York 10580, for the following purposes:

     1. To elect three (Class III) directors to serve on the Board of Directors for a term of three years expiring at the 2005 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

     2. To consider and approve the amendment of the Company's Restated Certificate of Incorporation to change the name of the Company from "Alltrista Corporation" to "Jarden Corporation" (Proposal 2);

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002 (Proposal
          3); and

     4. To transact such other business as may properly be brought before the Meeting.

     Stockholders of record at the close of business on April 5, 2002 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report of the Company for the year ended December 31, 2001 is being mailed to stockholders along with the attached Proxy Statement.

     YOUR VOTE IS IMPORTANT. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING. SUBMITTING THE ENCLOSED FORM OF PROXY WILL APPOINT MARTIN E. FRANKLIN AND IAN G.H. ASHKEN AS YOUR PROXIES. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, OR (2) BY MAIL. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING. FOR INSTRUCTIONS, PLEASE REFER TO PAGE 2 OF THE PROXY STATEMENT OR THE PROXY CARD.


                                              By order of the Board of Directors

                                              /s/ Martin E. Franklin
                                              ----------------------
                                              Martin E. Franklin
                                              Chairman and
                                              Chief Executive Officer
April 26, 2002

                              ALLTRISTA CORPORATION
                            555 THEODORE FREMD AVENUE
                                  RYE, NY 10580

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON

                                  MAY 30, 2002

                                  INTRODUCTION

                   PROXY SOLICITATION AND GENERAL INFORMATION

     This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are being furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of Alltrista Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 30, 2002 at 555 Theodore Fremd Avenue, Rye, New York 10580 at 10:00 A.M., local time, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the Proxy Card are first being sent to stockholders on or about April 29, 2002. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report shall not be deemed to be part of this Proxy Statement.

     At the Meeting, holders of Common Stock (the "Stockholders") will be asked:

     1. To elect three (Class III) directors to serve on the Board of Directors for a term of three years expiring at the 2005 annual meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

     2. To consider and approve the amendment of the Company's Restated Certificate of Incorporation to change the name of the Company from "Alltrista Corporation" to "Jarden Corporation" (Proposal 2);

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002 (Proposal
          3); and

     4. To transact such other business as may properly be brought before the Meeting.

     The Board of Directors has fixed the close of business on April 5, 2002 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing.

PROXIES AND VOTING

     Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein (Proposal 1), FOR the amendment of the Company's Restated Certificate of Incorporation to change the name of the Company from "Alltrista Corporation" to "Jarden Corporation" (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002 (Proposal 3).

Voting by Mail or the Internet

     Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope or vote by the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the Stockholder. (General Corporation Law of the State of Delaware, Section 212(c)). The voting procedures available to Stockholders for the Meeting are designed to authenticate each Stockholder by use of a Control Number, to allow Stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

     Stockholders may go to WWW.PROXYVOTE.COM to vote on the Internet. They will be required to provide the Control Numbers contained on their voter instruction form or proxy ballot. After providing the correct Control Number, the voter will be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the voter will be prompted to submit or revise them as desired.

     Most beneficial owners whose stock is held in street name do not receive the Company's proxy card. Instead, they receive voting instruction forms from their banks or brokers. Beneficial owners may also be able to vote by telephone or the Internet. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker, or other agent.

     The method of voting used will not limit a Stockholder's right to attend the Meeting.

Revocation of Proxy

     A Stockholder who so desires may revoke his proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Corporate Secretary); (ii) delivering a proxy that is dated later; or (iii) casting a ballot at the Meeting. Attendance at the

Meeting will not in and of itself constitute a revocation of a proxy. Beneficial owners who hold their stock in street name cannot revoke their proxies in person at the Meeting because the Stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, beneficial owners should contact their brokers or other agents before the Meeting to determine whether they can do so.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     Only Stockholders as of the close of business on April 5, 2002 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 7,020,309 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote. See "Security Ownership of Certain Beneficial Owners and Management."

QUORUM; REQUIRED VOTES

     The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the shares of stock entitled to vote constitutes a quorum for this Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented for Stockholder action.

     The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the outstanding stock entitled to vote at the Meeting, cast in person or by proxy, is necessary for the approval of the amendment of the Company's Restated Certificate of Incorporation to change the name of the Company from "Alltrista Corporation" to "Jarden Corporation" (Proposal 2). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2002 (Proposal
3).

     Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions and "broker non-votes" will have no effect on the outcome of such election. Since the affirmative vote of a majority of the outstanding stock entitled to vote at the Meeting is required for the amendment of the Company's Certificate of Incorporation to change the name of the Company from "Alltrista Corporation" to "Jarden Corporation" (Proposal 2), abstentions and "broker non-votes" will have the same effect as a negative vote. Since the affirmative vote of a majority of the votes cast is necessary for the ratification of the appointment of independent auditors (Proposal 3), abstentions will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

     Votes at the Meeting will be tabulated by an inspector of election appointed by the Company or the Company's transfer agent. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered "broker non-votes," and will be counted for purposes of determining whether there is a quorum.

PROXY SOLICITATION

     The Company will bear the costs of the solicitation of proxies for the Meeting. Directors, officers and employees of the Company may solicit proxies from Stockholders by mail, telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them and such custodians will be reimbursed for their reasonable expenses.

List of Stockholders

     In accordance with Delaware law, a list of Stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., at our offices at 555 Theodore Fremd Avenue, Rye, NY 10580.

     IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO DELIVER A PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE DELIVER YOUR PROXY PROMPTLY.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 5, 2002, by (i) each person or entity known to us owning beneficially 5% or more of our Common Stock, (ii) each of our directors and nominees for directors, (iii) each of our executive officers and
(iv) all directors and executive officers as a group. Unless otherwise noted shares are owned directly or indirectly with sole voting and investment power.

                                                  SHARES
                                                BENEFICIALLY
NAME AND ADDRESS                                  OWNED (1)       PERCENT (2)
----------------                                  ---------       -----------

AXA Financial, Inc.
1290 Avenue of the Americas, 11th Floor
New York, NY 10104............................   677,977 (3)          9.7%

Marlin Partners II, L.P.
555 Theodore Fremd Avenue
Rye, NY 10580.................................   647,100              9.2%

First Manhattan Co.
437 Madison Avenue
New York, NY 10022............................   634,222 (4)          9.0%

Steel Partners II, L.P.
150 East 52nd Street, 21st Floor
New York, NY 10022............................   526,000 (5)          7.5%

Dimension Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401........................   493,850 (6)          7.0%

Kennedy Capital Management, Inc.
10829 Olive Blvd.
St. Louis, MO 63141...........................   476,700 (7)          6.8%

Martin E. Franklin............................   997,100 (8)         14.2%

Ian G.H. Ashken...............................   817,100 (9)         11.6%

Douglas W. Huemme.............................   23,675 (10)           *

Richard L. Molen..............................   27,400 (11)           *

Lynda W. Popwell..............................   25,425 (12)           *

Patrick W. Rooney.............................   27,500 (13)           *

David L. Swift................................   28,100 (14)           *

                                                   SHARES
                                                BENEFICIALLY
NAME AND ADDRESS                                  OWNED (1)        PERCENT (2)
----------------                                  ---------        -----------

J. David Tolbert..............................    8,928 (15)           *

Robert L. Wood................................   23,000 (10)           *

Irwin D. Simon................................       -0-               *

All directors, nominees for directors, and
executive officers as a group (10 persons) ...    1,331,128           18.6%

---------------
*  Less than 1%


(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any share of Common Stock that such person has the right to acquire within 60 days.


(2) Percent of class is based on the Common Stock outstanding and entitled to vote as of April 5, 2002. There were 7,020,309 shares outstanding and entitled to vote as of April 5, 2002.


(3) Based solely on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002 by a group (collectively referred to hereinafter as the "AXA Group") and their subsidiaries. The AXA Group includes AXA Financial, Inc.; AXA, the majority shareholder of AXA Financial, Inc.; and four French mutual insurance companies which, as a group, control AXA: AXA Assurances, I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurances Mutuelle and AXA Courtage Assurances Mutuelle. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The address of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Conseil Vie Assurances Mutuelle is 370, rue Saint Honore, 75001 Paris, France. The address of AXA Courtage Assurances Mutuelle is 26, rue Louis le Grand, 75002 Paris, France. The AXA Group has sole dispositive power with respect to 677,977 of such shares, sole voting power with respect to 577,722 of such shares, and shared voting power with respect to 4,005 of such shares.


(4) Based solely on Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2002. The Schedule 13G/A further reports that First Manhattan Co. has sole dispositive and voting power with respect to 18,050 of such shares, shared dispositive power with respect to 616,172 of such shares, and shared voting power with respect to 606,282 of such shares.


(5) Based solely on Schedule 13D filed with the Securities and Exchange Commission on February 20, 2002.


(6) Based solely on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2002.

(7) Based solely on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002.

(8) Includes 50,000 shares of unvested restricted stock and 647,100 shares beneficially owned by Marlin Partners II, L.P.

(9) Includes 20,000 shares of unvested restricted stock and 647,100 shares beneficially owned by Marlin Partners II, L.P.


(10) Includes 22,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.


(11) Includes 26,050 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.


(12) Includes 24,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.


(13) Includes 25,700 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.


(14) Includes 26,400 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.


(15) Includes 6,375 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Also includes 200 shares of vested restricted stock exercisable within 60 days.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Company provides that the maximum number of directors shall be nine and the minimum number shall be two. The Board of Directors of the Company is divided into three classes of directors having staggered three-year terms of office. At each annual meeting of Stockholders, the successor of each director whose term expires at that annual meeting is elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of his or her election, or until their successors have been elected and qualified in accordance with the Company's Restated Certificate of Incorporation and Bylaws. Pursuant to the Restated Certificate of Incorporation, in general, any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by an affirmative vote of a majority of the remaining directors then in office.

     The terms of office of the Class I Directors, including David L. Swift and Martin E. Franklin, expire at the 2003 annual meeting. The terms of office of the Class II Directors, including Richard L. Molen, Lynda W. Popwell, and Ian G.H. Ashken, expire at the 2004 annual meeting. The terms of office of the Class III Directors, including Douglas W. Huemme, Patrick W. Rooney, and Robert L. Wood, expire at this Meeting and each of Messrs. Huemme and Wood is nominated for reelection. Mr. Rooney has decided not to stand for reelection. Mr. Irwin D. Simon has also been nominated for election as a Class III director. There are no family relationships among any of the directors or executive officers of the Company.

     Unless otherwise specified, each proxy received will be voted for the election as directors of the three nominees named below to serve until the 2005 annual meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Bylaws of the Company.

THE FOLLOWING PERSONS HAVE BEEN NOMINATED AS CLASS III DIRECTORS:

                                Director
Name                      Age     Since    Business Experience
----                      ---     -----    -------------------
Douglas W. Huemme         60      1999     Mr. Huemme was Chairman and Chief Executive Officer of Lilly
                                           Industries, Inc. from 1990 until his retirement in December 2000. He also served as President of Lilly Industries, Inc. from 1990 until
                                           April 1999. Mr. Huemme was elected a director of Lilly Industries,
                                           Inc. in 1990.

Robert L. Wood            47      2000     Mr. Wood has been Business Group President for Thermosets for The
                                           Dow Chemical Company since April 2000. He served as Business Vice
                                           President for Polyurethanes of The Dow Chemical Company from May
                                           1997 until April 2000. He served as Business Vice President for
                                           Engineering Plastics of Dow Plastics, The Dow Chemical Company from
                                           October 1995 until May 1997. Mr. Wood also serves as a director for
                                           CoMerica Bank's Midland Region.

Irwin D. Simon            43       --      Mr. Simon has been the President and Chief Executive Officer and a director of Hain Celestial Group, Inc., a marketer and distributor of natural, organic and specialty food products and a NASDAQ company
                                           ("Hain"), since May 1993. Mr. Simon was appointed Chairman of the
                                           Board of Directors of Hain in April 2000. From December 1990 through
                                           December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company ("Slim Fast"), a national marketer of meal replacement and weight loss food supplements. In
                                           March 1992, Mr. Simon became Vice President of Marketing for Slim
                                           Fast. From 1986 through 1990, Mr. Simon held a number of positions with The Haagen-Dazs Company, a manufacturer and distributor of premium ice cream and related products, and its affiliated companies. Mr. Simon also serves as a director of Technology Flavors
                                           & Fragrances, Inc. and other privately held companies.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF
DOUGLAS W. HUEMME, ROBERT L. WOOD, AND IRWIN D. SIMON, OUR CLASS III DIRECTOR
NOMINEES.




                                       8


THE TERMS OF THE FOLLOWING CLASS I DIRECTORS EXPIRE AT THE 2003 ANNUAL MEETING:

                                Director
Name                      Age     Since    Business Experience
----                      ---     -----    -------------------
Martin E. Franklin        37      2001     Mr. Franklin is our Chairman and Chief Executive Officer. Mr.
                                           Franklin was appointed to our Board of Directors on June 25, 2001 and became Chairman and Chief Executive Officer effective September
                                           24, 2001. Mr. Franklin is also a managing member of Marlin
                                           Management, L.L.C., the general partner of Marlin Partners II, L.P.
                                           He also has been the Chairman and Chief Executive Officer of the general partner of Marlin Capital, L.P., a private investment partnership, and its affiliates since October 1996. Mr. Franklin was the Chairman of the Board of Directors of Bolle Inc. from February
                                           1997 until February 2000. Mr. Franklin previously held positions as
                                           Chairman and Chief Executive Officer of Lumen Technologies, Inc.
                                           (formerly BEC Group, Inc.) from May 1996 to December 1998, and
                                           Benson Eyecare Corporation from October 1992 to May 1996. Since
                                           January 1, 2002, Mr. Franklin has served as the Chairman of the
                                           Board of Directors of Find/SVP, Inc., a Nasdaq OTC Bulletin Board
                                           company.


David L. Swift            65      1993     Mr. Swift was Chairman, President and Chief Executive Officer of
                                           Acme-Cleveland Corporation from January 1993 until his retirement in
                                           July 1996. Mr. Swift served as President and Chief Executive Officer of Acme-Cleveland Corporation since April 1987. Mr. Swift also serves as a director of LESCO, Inc., Twin Disc, Incorporated and
                                           CUNO Incorporated.

THE TERMS OF THE FOLLOWING CLASS II DIRECTORS EXPIRE AT THE 2004 ANNUAL MEETING:

                                Director
Name                      Age     Since    Business Experience
----                      ---     -----    -------------------
Ian G.H. Ashken           41      2001     Mr. Ashken is our Vice Chairman, Chief Financial Officer and
                                           Secretary. Mr. Ashken was appointed to our Board of Directors on
                                           June 25, 2001 and became Vice Chairman, Chief Financial Officer and
                                           Secretary effective September 24, 2001. Mr. Ashken is also a managing member of Marlin Management, L.L.C., the general partner of
                                           Marlin Partners II, L.P. He also has been the Vice Chairman and
                                           Executive Vice President of the general partner of Marlin Capital,
                                           L.P., a private investment partnership, and its affiliates since
                                           October 1996. Mr. Ashken was the Vice Chairman of the Board of
                                           Directors of Bolle, Inc. from December 1998 until February 2000.
                                           From February 1997 until his appointment as Vice Chairman, Mr.
                                           Ashken was the Chief Financial Officer and a director of Bolle. Mr.
                                           Ashken previously held positions as Chief Financial Officer and a director of Lumen Technologies, Inc. from May 1996 to December 1998 and Benson Eyecare Corporation from October 1992 to May 1996.

Richard L. Molen          61      1993     Mr. Molen was Chairman, President and Chief Executive Officer of
                                           Huffy Corporation from September 1994 until his retirement in
                                           December 1997. Mr. Molen served as President and Chief Executive
                                           Officer of Huffy Corporation since April 1993, and has served on its
                                           Board of Directors since June 1984. Mr. Molen also serves as a director of Huntington Bank and Concrete Technology, Inc.

Lynda W. Popwell          57      1997     Ms. Popwell was President, Carolina Eastman Division of Eastman
                                           Chemical Company from January 1998 until her retirement in January
                                           2000. From August 1995 until December 1997, she was Vice President,
                                           Health, Safety, Environment and Security and Vice President, Quality
                                           of Eastman Chemical Company. Ms. Popwell served as Vice President,
                                           Tennessee Eastman Division from October 1994 until July 1995.

                             COMMITTEES OF THE BOARD

     During 2001, the Board of Directors held ten meetings. The Board of Directors had standing Audit, Executive Compensation, and Nominating Committees. During 2001, all of the directors then in office attended at least 75% of the total number of meetings held by the Board of Directors and by the Committees of the Board of Directors on which they served during the period for which he or she has been a director, other than Mr. Wood. The Executive Compensation, and Nominating Committees do not meet on a regular basis, but only as circumstances require.

EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee reviews management recommendations for executive compensation, including incentive compensation and stock option plans and makes recommendations to the Board of Directors concerning levels of executive compensation and adoption of incentive and stock option plans. During 2001, the Executive Compensation Committee consisted of Messrs. Rooney (Chairman), Molen, Swift, and Wood. The Compensation Committee met four times during 2001.

NOMINATING COMMITTEE

     The purpose of the Nominating Committee is to identify, evaluate and nominate candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by Stockholders. The names of such nominees should be forwarded to Ian G.H. Ashken, Corporate Secretary, Alltrista Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580, who will submit them to the committee for its consideration. During 2001, the Nominating Committee consisted of Messrs. Molen (Chairman), Huemme and Franklin and Ms. Popwell. Messrs. Rooney and Clark also served as members of the Nominating Committee during the first half of 2001. The Nominating Committee met once during 2001.

AUDIT COMMITTEE

     The Audit Committee is comprised of four independent directors (as independence is defined by the rules of the New York Stock Exchange): Ms. Popwell and Messrs. Swift (Committee Chairman), Rooney, and Wood. The duties of the Audit Committee are to: (a) recommend for nomination by the Board of Directors the independent certified public accountants who shall conduct the annual audit of the Company; (b) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices through review of accounting principles, policies, and changes thereto, financial statements, and general financial disclosure procedures; (c) maintain, through periodic meetings, a direct line of communication with the independent accountants to provide for exchanges of views and information; and
(d) review management's evaluation of the adequacy of the Company's internal control structure and the extent to which major recommendations made by the independent accountants have been implemented. The number of meetings held during the year is set forth in the "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors for the year 2002.

Respectfully submitted.                      Audit Committee
                                             David L. Swift, Chairman
                                             Lynda W. Popwell
                                             Patrick W. Rooney
                                             Robert L. Wood

COMPENSATION OF DIRECTORS

     During 2001, directors who were not employees of the Company received as compensation an annual retainer of $12,000 and an annual fee of $1,500 if he or she served as chairman of a Board committee. In addition, non-employee directors were paid a fee of $750 for attendance at each Board meeting, $600 per day for attendance at one or more committee meetings, $625 for participation in a telephonic Board meeting, and $500 for participation in a telephonic committee meeting. Directors who are also employees of the Company receive no additional compensation for their service on the Board or on any Board committee. As of January

1, 2002, non-employee directors will receive a flat retainer of $20,000 per year, payable in quarterly installments. No additional fees will be paid for meeting attendance or chairmanships of committees.

     Pursuant to the 1997 Deferred Compensation Plan for Directors, which was terminated in December 2001, non-employee directors could elect to receive in cash all or any part of the director compensation payable, with the remaining portion deferred under various deferred compensation options selected by the participant. The participant could elect to have the deferrals paid at a future date, either in a lump sum or in up to fifteen substantially equal annual installments.

     The Company's 1998 Long-Term Equity Incentive Plan (the "1998 Plan") authorizes the grant of an option to acquire 1,000 shares of Common Stock on April 30 of each year to each non-employee director. In addition, on December 13, 2001, the Company authorized the grant of an additional option to acquire 1,000 shares of Common Stock under the 1998 Plan to each of our non-employee directors holding office on April 30, 2002. In addition, pursuant to the 2001 Plan, Ms. Popwell and Messrs. Huemme, Molen, Rooney, Swift and Wood each were granted an option to acquire 20,000 shares of Common Stock in 2001. The exercise price for each share of the Common Stock subject to the option granted to each such director is equal to the fair market value of a share of the Common Stock on the date such option is granted. The options are non-qualified options and expire ten years after the date they are granted.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     No director, executive officer, or person nominated to become a director or executive officer has within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     The Company is not aware of any material proceedings to which any director, executive officer or affiliate of the Company, or any security holder, including any owner of record or beneficially of more than 5% of any class of the Company's voting securities, is a party adverse to the Company or has a material interest adverse to the Company.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the name, age and position of each of our executive officers as of April 5, 2002. The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company.

NAME                  AGE              POSITION
----                  ---              --------
Martin E. Franklin    37    Chairman and Chief Executive Officer
Ian G.H. Ashken       41    Vice Chairman, Chief Financial Officer and Secretary
J. David Tolbert      41    Vice President, Human Resources and Administration


     See the table of nominees for election as directors for biographical data with respect to Martin E. Franklin and Ian G.H. Ashken.

     J. DAVID TOLBERT. Mr. Tolbert is our Vice President, Human Resources and Administration. From April 1997 to October 1998, Mr. Tolbert served as our Vice President, Human Resources and Corporate Risk. From October 1993 to April 1997, Mr. Tolbert served as our Director of Human Resources. Since joining Ball Corporation in 1987, Mr. Tolbert served in various human resource and operating positions throughout the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officers and four other executive officers of the Company whose annual salary and bonus during fiscal 2001 exceeded $100,000 (collectively, the "Named Executive Officers"). Kevin D. Bower and Thomas B. Clark resigned from the Company as of September 24, 2001 and Jerry T. McDowell resigned from the Company as of September 28, 2001. Martin E. Franklin was appointed Chairman and Chief Executive Officer and Ian G. H. Ashken was appointed Vice Chairman, Chief Financial Officer and Secretary on September 24, 2001.


                                          ANNUAL COMPENSATION           LONG-TERM COMPENSATION
-----------------------------------------------------------------------------------------------------------------------

                                                                          SECURITIES                        ALL OTHER
                                                                         UNDERLYING       LTIP PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR        SALARY($)    BONUS($)     OPTIONS/SARS(#)      ($)(5)           ($)(6)
-----------------------------------------------------------------------------------------------------------------------
Martin E. Franklin (1)            2001         50,000          --           300,000               --                --
Chairman and Chief Executive
Officer

Ian G.H. Ashken (1)               2001         50,000          --           150,000               --                --
Vice Chairman, Chief Financial
Officer, and Secretary

J .David Tolbert                  2001        140,384          --            15,000               --            10,365
Vice President, Human Resources   2000        134,653          --             7,500               --            10,119
and Administration                1999        129,615      77,769                --               --             9,887

Thomas B. Clark(2)                2001        262,898          --                --           28,660         1,307,090
Former Chairman, President and    2000        331,923          --            15,000               --            65,856
Chief Executive Officer           1999        309,461     402,300                --            3,226            48,152

Kevin D. Bower(3)                 2001        140,538          --                --               --           610,655
Former Senior Vice President      2000        174,615          --            10,000               --            13,805
and
Chief Financial Officer           1999        157,692     157,692                --              860            12,400

Jerry T. McDowell (4)             2001        193,350      55,156                --           13,055           376,955
Former Group Vice President       2000        216,407          --            10,000               --            52,217
Metal Products                    1999        201,638     201,638                --           22,630            57,097


(1) Martin E. Franklin was appointed Chairman and Chief Executive Officer on September 24, 2001. Ian G.H. Ashken was appointed Vice Chairman, Chief Financial Officer and Secretary on September 24, 2001. During 2001, Messrs. Franklin and Ashken were each paid an initial annual salary of $200,000. In connection with such employment, the Company granted 300,000 options to purchase Common Stock to Mr. Franklin and

     150,000 options to purchase Common Stock to Mr. Ashken. Effective January 1, 2002, the Company entered into employment agreements with each of Mr. Franklin and Mr. Ashken. See "Employment Agreements," below.

(2) Mr. Clark resigned as Chairman, President and Chief Executive Officer of the Company as of September 24, 2001.

(3) Mr. Bower resigned as Senior Vice President and Chief Financial Officer of the Company as of September 24, 2001.

(4) Mr. McDowell resigned as Group Vice President of Metal Products as of September 28, 2001.

(5) Represents amounts paid from the "bank" under the Company's EVA/Growth Plan for prior performance. For the year 2000, the following negative performance amounts were applied against the positive bank balances carried over from prior year's performance, thus reducing the balances that otherwise would have been distributed in future years: Mr. Clark, ($58,252); Mr. Bower ($23,573); Mr. McDowell, ($30,297) and Mr. Tolbert,
     ($10,906).

(6) The amounts shown in the All Other Compensation column for 2001 are comprised as follows:

     Mr. Clark--a severance payment of $1,284,871; above-market interest on deferred compensation account, approximately $4,927; life insurance premiums, $621; long-term disability premiums, $6,363; the Company's match on the employee's 401(k) contribution, $6,800; and the Company's payment for this executive's financial planning services, $3,508.

     Mr. Bower--a severance payment of $600,000; life insurance premiums, $690; long-term disability premiums, $801; the Company's match on the employee's 401(k) contribution, $5,621; and the Company's payment for this executive's financial planning services, $3,543.

     Mr. McDowell--a severance payment of $344,740; above-market interest on deferred compensation account, approximately $9,029; life insurance premiums, $690; long-term disability premium, $1,103; the Company's match on the employee's 401(k) contribution, $6,800; the Company's additional contribution to the employee's 401(k), $11,050; and the Company's payment for this executive's financial planning services, $3,543.

     Mr. Tolbert--life insurance premiums, $751; long-term disability premiums, $693; the Company's match on the employee's 401(k) contribution, $5,615; the Company's additional contribution to the employee's 401(k), $2,106; and the Company's contribution to Employee Stock Purchase Plan, $1,200.

     See "Separation Agreements" below for further information regarding payments made, and benefits granted, to Messrs. Clark, Bower and McDowell in connection with their separation from the Company.

OPTIONS GRANTED IN 2001

                                                          POTENTIAL REALIZABLE VALUE AT ASSUMED RATES OF STOCK
                                INDIVIDUAL GRANTS                PRICE APPRECIATION FOR OPTION TERM (3)
                           --------------------------------------------------------------------------------------
                                           PERCENTAGE
                             NUMBER OF      OF TOTAL
                             SECURITIES      OPTIONS
                             UNDERLYING    GRANTED TO
                            UNEXERCISED   EMPLOYEES IN     EXERCISE
                              OPTIONS        FISCAL        PRICE PER   EXPIRATION
 NAME                         GRANTED         2001          SHARE          DATE           5%            10%
 ----------------------------------------------------------------------------------------------------------------
 Martin E. Franklin(1)        300,000         56.6%         $10.95       9/24/11      $2,065,919    $5,235,440
 Ian G.H. Ashken(1)           150,000         28.3%         $10.95       9/24/11      $1,032,960    $2,617,720
 J. David Tolbert(2)           15,000          2.8%         $10.95       9/24/11       $103,290      $261,772


-------------
(1) Options were granted to Messrs. Franklin and Ashken on September 24, 2001, subject to Stockholder approval, which was obtained on December 18, 2001. Messrs. Franklin and Ashken's options were exercised on January 24, 2002, which is the day after our Common Stock price exceeded $17.00 per share.
(2) Options were granted on September 24, 2001, and are exercisable in four equal annual installments beginning one year from the date of grant.
(3) The dollar amounts under these columns are the result of calculation at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, in the market value of our Common Stock.

LONG-TERM INCENTIVE PLANS - AWARDS IN 2001

         The following table summarizes the performance share grants of stock equivalent units in 2001 for the Named Executives Officers. Kevin D. Bower and Thomas B. Clark resigned from the Company as of September 24, 2001 and Jerry T. McDowell resigned from the Company as of September 28, 2001.

                                                                             ESTIMATED FUTURE PAYOUTS
                                                                     UNDER NON-STOCK PRICE-BASED PLANS (5)(6)
                                                              -------------------------------------------------------
                                                 PERFORMANCE
                                  NUMBER OF      PERIOD UNTIL        THRESHOLD           TARGET         MAXIMUM (# OF
 NAME                              UNITS          MATURATION       (# OF SHARES)      (# OF SHARES)        SHARES)
 --------------------------------------------------------------------------------------------------------------------
 J. David Tolbert                   864(4)         2001-2003            --                864              1,296
                                    527(3)         2000-2002            --                527                791
                                    486(2)         1999-2001            --                486                729

 Thomas B. Clark(1)               4,904(4)         2001-2003            --                --                 --
                                  2,992(3)         2000-2002            --                --                 --
                                  2,759(2)         1999-2001            --                --                 --

 Kevin D. Bower(1)                1,481(4)         2001-2003            --                --                 --
                                    904(3)         2000-2002            --                --                 --
                                    833(2)         1999-2001            --                --                 --

 Jerry T. McDowell(1)             1,481(4)         2001-2003            --                --                 --
                                    904(3)         2000-2002            --                --                 --
                                    833(2)         1999-2001            --                --                 --

(1) In connection with the resignation of this executive officer and pursuant to a Separation Agreement and General Release, this executive officer has no right to receive any future payments under this program. See "Separation Agreements", below.
(2) Grant of Stock Equivalent Units ("Units") for the performance period of three consecutive calendar years beginning January 1, 1999, under the 1998 Long-Term Equity Incentive Plan. The three-year program 1999-2001 ended December 31, 2001 and as a result of the actual levels of performance during the period no payout was made for this plan.
(3) Grant of stock Units for the performance period of three consecutive calendar years beginning January 1, 2000, under the 1998 Long-Term Equity Incentive Plan.
(4) Grant of stock Units for the performance period of three consecutive years beginning January 1, 2001, under the 1998 Long-Term Equity Incentive Plan.
(5) Units will be convertible into shares of Common Stock following the end of the three-year performance period based on the Company's actual performance compared to threshold, target and maximum performance levels established by the Committee. If the threshold level of performance is not exceeded, the Units will be forfeited and no shares of Common Stock will be issued. If the target level of performance is achieved, then Units will be convertible into shares of Common Stock equal in number to the target number of shares of Common Stock. If the maximum level of performance is achieved or exceeded, then Units will be convertible into shares of Common Stock equal in number to 150% of the target number of shares. The number of shares into which Units are convertible for levels of performance between threshold and target and between target and maximum will be based on interpolation. If a recipient of Units terminates employment prior to the end of the three-year performance period for any reason other than retirement, disability or death, the recipient forfeits all rights with respect to the Units.
(6) The Estimated Future Payout for Target and Maximum are as of the grant date for each performance period. The three-year program 1999-2001 ended December 31, 2001 and as a result of the actual levels of performance during the three-year period there was no payout for this Plan.

AGGREGATE OPTION EXERCISES IN 2001 AND 2001 YEAR END OPTION VALUES

         The following table contains certain information regarding options to purchase Common Stock held as of December 31, 2001, by each of the Named Executive Officers. None of the Named Executive Officers exercised stock options during 2001. The stock options listed below were granted without tandem stock appreciation rights and without freestanding stock appreciation rights outstanding.

                                                                                        VALUE OF UNEXERCISED
                                                          NUMBER OF SECURITIES              IN-THE-MONEY
                                                         UNDERLYING UNEXERCISED       OPTIONS AT DECEMBER 31,
                                                           OPTIONS AT 12/31/01              2001 ($) (1)
                                                      -----------------------------------------------------------
                            SHARES
                          ACQUIRED ON      VALUE                              NON-                         NON-
 NAME                      EXERCISE       REALIZED           EXERCISABLE   EXERCISABLE    EXERCISABLE  EXERCISABLE
 ----------------------------------------------------------------------------------------------------------------
 Martin E. Franklin           -0-          $0.00                 -0-        300,000            -0-     1,425,000
 Ian G.H. Ashken              -0-          $0.00                 -0-        150,000            -0-       712,500
 J. David Tolbert             -0-          $0.00               6,375         20,625          8,450        89,250
 Thomas B. Clark              -0-          $0.00              48,500            -0-         66,375           -0-
 Kevin D. Bower               -0-          $0.00              21,459            -0-         35,575           -0-
 Jerry T. McDowell            -0-          $0.00              37,752            -0-         57,958           -0-

(1) Before taxes. The dollar value reported is based on the difference between the exercise price of the option outstanding and the market price of Common Stock at the close of trading on December 31, 2001. The closing market price on that date was $15.70 per share.

                     REPORT ON EXECUTIVE COMPENSATION BY THE
                        EXECUTIVE COMPENSATION COMMITTEE

Introduction

     The Company's Executive Compensation Committee ("Committee") consists of four directors, all of whom have considerable experience in executive compensation issues and management development. No member of the Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company's executive officers.

     The Board of Directors of the Company has maintained certain benefit plans in 2001. These plans currently include:

     o    2001 Stock Option Plan (the "2001 Plan");
     o    1998 Long-Term Equity Incentive Plan (the "1998 Plan"); and
     o    1996 Employee Stock Purchase Plan (the "1996 Plan").

     The following benefit plans of the Company were terminated during 2001:

     o 1999 Economic Value Added and Growth Incentive Compensation Plan for Key Members of Management ("EVA/Growth Plan");
     o    1993 Deferred Compensation Plan;

     o    1997 Deferred Compensation Plan for Directors;
     o    1998 Performance Share Plan; and
     o    Excess Savings and Retirement Plan.

     The Committee annually determines compensation of the Company's senior management and its executive officers, oversees the administration of executive programs, and has approved a compensation philosophy for the Company, which is described below.

Executive Compensation Philosophy

     The basic elements of the Company's compensation philosophy are to provide competitive annual compensation combined with long-term reward opportunities and risks by linking management's compensation to the Company's success in creating value for its Stockholders. The total compensation package, which includes base salary, incentive compensation and long-term incentive opportunities in the form of stock, is designed to allow the Company to attract, motivate, and retain top-quality executives.

Cash Compensation

     For 2001, base salaries and target incentive compensation participation rates (percentage of base salary) for the Company's executive officers were established by the Committee. Base salary and incentive compensation (total cash compensation) earned in 2001 by the Named Executive Officers are reflected in the "Salary" and "Bonus" columns in the Summary Compensation Table. For 2001, as a result of the poor financial results of the Company, Mr. McDowell, the former Group Vice President of Metal Products, was the only executive officer who received an incentive compensation payout.

Long-Term, Equity-Based Employee Incentive Compensation

     The 1998 Plan and 2001 Plan are designed to give the Board discretion and flexibility in designing incentive compensation packages to motivate executive officers and key employees and to maximize Stockholder value. Pursuant to these plans, the Board may issue to non-employee directors, executive officers and key employees of the Company incentive stock options, nonqualified stock options, restricted stock, stock equivalent units, stock appreciation rights and other stock-related forms of incentive compensation. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards are determined by the Committee subject to the provisions of the 1998 Plan.

     Under the Company's 1998 Plan, stock options may be granted to the Company's executive officers and other key employees. The Committee has set guidelines which determine the number of shares to be granted and the frequency of stock option awards. These guidelines, which are applicable to all participants including the Chief Executive Officer, provide that awards will generally be based upon the employee's position within the Company and a subjective review of the employee's performance. Any such decision would be subjective in nature and not based upon any objective factors. The stock option awards to each individual are not conditioned on the number of previously granted options. All awards are made by the

Committee, which has the discretion to elect not to award stock option grants. Under the 1998 Plan, stock options are typically granted with an exercise price equal to the closing market price of the Common Stock on the date of the grant and become exercisable at a rate of 25% annually beginning on the first anniversary of the grant. Under the 2001 Plan, during 2001, each of the stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant and, in general, vest when the Common Stock market price reaches $17.00 per share. Messrs. Franklin and Ashken received stock option grants under the 2001 Plan of 300,000 and 150,000 shares of Common Stock, respectively, during 2001. Messrs. Franklin and Ashken exercised those options on January 24, 2002, which is the day after our Common Stock price exceeded $17.00 per share.

     The 1998 Plan also allows the Committee to award grants of shares of restricted stock to select key employees, including the Named Executive Officers. Such grants have been made primarily under circumstances associated with initial employment or a significant increase in responsibility.

     The Committee believes that the total compensation package has been designed to motivate executive officers and focus on increasing the market value of the Common Stock. The foregoing tables reflect the compensation structure being pursued by the Committee.

Respectfully submitted.                    Executive Compensation Committee
                                           Patrick W. Rooney, Chairman
                                           Richard L. Molen
                                           David L. Swift
                                           Robert L. Wood

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Executive Compensation Committee during 2001 was an officer, employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.

PERFORMANCE GRAPH

     The graph below compares the cumulative total Stockholder return on the Company's Common Stock from December 31, 1996 through December 31, 2001, with the cumulative total return of (a) the Dow Jones US Total Market Index, (b) the Dow Jones Industrial - Diversified Index, (c) the Dow Jones Consumer Index, and
(d) the Russell 2000 Index. The graph assumes that the beginning value of the Common Stock and each index was $100. The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, possible future performance of Common Stock. Since we have repositioned our growth strategy to focus on Consumer Products and have sold our thermoformed plastics operations, we have elected to replace the Dow Jones US Total Market Index and the Dow Jones Industrial-Diversified Index used in the graph below with the Dow Jones Consumer Index and the Russell 2000 Index. As required by regulations of the SEC applicable to such changes, comparisons shown this year include both indices.

ALLTRISTA INDEXED STOCK PERFORMANCE


                                                         [LINE CHART]

                        December 31,    December 31,    December 31,   December 31,    December 31,    December 31,
                            1996            1997            1998           1999            2000            2001
                        -------------- --------------- --------------- -------------- --------------- ---------------
Alltrista                   100.0          110.2            93.2           85.9            52.4            61.0
D.J. U.S Total              100.0          129.6           159.7           193.7          174.0           151.2
Market
D.J. Industrial             100.0          139.5           176.9           236.9          235.9           208.9
Diversified
D.J. Consumer               100.0          130.0           149.6           148.8          131.1           132.6
Russell 2000                100.0          120.5           116.4           139.2          133.3           134.7

COMPENSATION PLANS

     We maintain the following plans for the benefit of our employees, including executive officers:

     o    2001 Stock Option Plan;

     o    1998 Long-Term Equity Incentive Plan;

     o    1996 Employee Stock Purchase Plan;

     o    401(k) plan;

     o    Health and other insurance plans.

     During 2001, the Company took steps to terminate certain Company benefit plans. They include:

     o    1998 Performance Share Plan;

     o 1999 Economic Value Added and Growth Incentive Compensation Plan for Key Members of Management;

     o    Excess Savings and Retirement Plan;

     o    1997 Deferred Compensation Plan for Directors; and

     o    1993 Deferred Compensation Plan.

2001 Stock Option Plan

     The purpose of the 2001 Plan is to enable the Company to provide incentives to its executive officers and non-employee directors, to encourage them to make substantial contributions to our future success, to align their compensation with the performance of the Common Stock and to ensure that we can provide competitive compensation opportunities to such personnel. Unlike awards under the 1998 Plan, vesting of stock options granted under the 2001 Plan is primarily intended to be tied to the increase in share value.

     Under the terms of the 2001 Plan, on September 24, 2001, Mr. Franklin was granted Options with respect to 300,000 shares of Common Stock and Mr. Ashken was granted options with respect to 150,000 shares of Common Stock. In addition, on September 24, 2001, each of the non-employee directors of the Company was granted options with respect to 20,000 shares of Common Stock. All options granted under the 2001 Plan have a per-share exercise price equal to the Fair Market Value (defined as the most recent closing price of a share of Common Stock on the New York Stock Exchange) of one share of Common Stock as of the date of grant. The per-share exercise price of the options granted above was $10.95 which represented the Fair Market

Value of a share of Common Stock on the date of grant.

     The total number of shares of Common Stock which may be issued under the 2001 Plan including those subject to the options granted to Messrs. Franklin and Ashken and to the non-employee directors noted above is limited to 650,000. The Committee has discretion to grant additional options with respect to an additional 80,000 shares of Common Stock to any executive officer of the Company and its subsidiaries.

     Options granted under the 2001 Plan will vest and become exercisable on the earlier of (i) the first date after the grant date on which the Fair Market Value of a Common Share equals or exceeds seventeen dollars ($17.00) or (ii) the seventh anniversary of the date of grant. All of the options granted under the 2001 Plan vested on January 24, 2002, the day after our Common Stock exceeded $17.00 per share.

1998 Long-Term Equity Incentive Plan

     The 1998 Plan is designed to give the Board discretion and flexibility in designing incentive compensation packages to motivate executive officers and key employees to maximize Stockholder value. Pursuant to the 1998 Plan, the Board may issue to non-employee directors, executive officers and key employees of the Company incentive stock options, nonqualified stock options, restricted stock and other stock related forms of incentive compensation. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards will be determined by the Committee, subject to the provisions of the 1998 Plan.

     Pursuant to the 1998 Plan, non-employee directors will only be eligible to receive nonqualified stock options under a formula program. Subject to certain limitations, the 1998 Plan automatically grants each non-employee director an annual option to purchase 1,000 shares of Common Stock with an exercise price equal to the fair market value of the shares on the date of grant.

     There are currently 280,650 shares available for issuance under the 1998 Plan.

1996 Employee Stock Purchase Plan

     The purpose of the 1996 Plan is to encourage eligible employees of the Company and its subsidiaries to acquire and maintain an interest in the Company by purchasing shares of Common Stock through payroll deductions. The 1996 Plan is intended to further align the interest of employees with those of Stockholders and to increase our employees' Common Stock ownership. The 1996 Plan is currently administered by National City Bank. Any regular full-time or regular part-time employee of the Company is eligible to participate in the 1996 Plan after such employee has attained age 18. The maximum number of shares reserved for sale under the 1996 Plan is 400,000 shares. The Company shall contribute an amount equal to 20% of each participating employees actual payroll deductions. The price of the shares purchased with the participant's payroll deduction and Company contribution shall be the average of daily high and low prices of the Company's shares traded during the three calendar months proceeding the investment date on which new shares are purchased.

EMPLOYMENT AGREEMENTS

     Our employment agreement with Martin E. Franklin, dated as of January 1, 2002, is for a term of two years, subject to certain termination rights and renewal provisions. Under the employment agreement, Mr. Franklin receives an annual base salary of $400,000, as well as a discretionary bonus of up to 50% of base compensation each year for achieving our earnings per share budget and up to 100% of base compensation each year for achieving 110% of our earnings per share budget. Mr. Franklin's employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies we may make available to, or have in effect for, our personnel with commensurate duties from time to time. This includes maintaining a split-dollar life insurance policy on Mr. Franklin, the annual premium not to exceed $35,000. Mr. Franklin's employment agreement also contains a noncompetition covenant and nonsolicitation provisions (relating to our employees and customers) during the term of his employment and continuing for a period of 12 months after the expiration or termination of Mr. Franklin's employment (24 months in the event that termination is by us without cause). In the event Mr. Franklin's employment is terminated by us without "cause" (as such term is defined in his employment agreement) or upon "disability" (as such term is defined in his employment agreement), Mr. Franklin will be entitled to (a) two year's base compensation,
(b) two year's target bonus that he would have been entitled to receive for the year in which his employment was terminated, (c) the continuation of health insurance and other benefits for two years at our expense, (d) full vesting of any outstanding stock options on our stock, (e) the lapsing of any restrictions over any restricted shares of our stock, and (f) the prepayment of any outstanding amounts under his split-dollar life insurance policy. In addition, Mr. Franklin's employment agreement may be terminated at our option for "cause" (as such term is defined in his employment agreement).

     Our employment agreement with Ian G.H. Ashken, dated as of January 1, 2002, is for a term of two years, subject to certain termination rights and renewal provisions. Under the employment agreement, Mr. Ashken receives an annual base salary of $250,000, as well as a discretionary bonus of up to 50% of base compensation each year for achieving our earnings per share budget and up to 100% of base compensation each year for achieving 110% of our earnings per share budget. Mr. Ashken's employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies we may make available to, or have in effect for, our personnel with commensurate duties from time to time. This includes maintaining a split-dollar life insurance policy on Mr. Ashken, the annual premium not to exceed $30,000. Mr. Ashken's employment agreement also contains a noncompetition covenant and nonsolicitation provisions (relating to our employees and customers) during the term of his employment and continuing for a period of 12 months after the expiration or termination of Mr. Ashken's employment (24 months in the event that termination is by us without cause). In the event Mr. Ashken's employment is terminated by us without "cause" (as such term is defined in his employment agreement) or upon "disability" (as such term is defined in his employment agreement), Mr. Ashken will be entitled to (a) two year's base compensation, (b) two year's target bonus that he would have been entitled to receive for the year in which his employment was terminated, (c) the continuation of health insurance and other benefits for two years at our expense, (d) full vesting of any outstanding stock options on our stock, (e) the lapsing of any restrictions over any restricted shares of our stock, and (f) the prepayment of any outstanding amounts under his split-dollar life insurance policy. In addition, Mr. Ashken's employment agreement may be terminated at our option for "cause" (as such term is defined in his employment agreement).

     Our employment agreement with J. David Tolbert, dated as of January 1, 2002, is for a term of two years, subject to certain termination rights and renewal provisions. Under the employment agreement, Mr. Tolbert receives an annual base salary of $150,000, as well as a discretionary bonus package based on performance. Mr. Tolbert's employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies we may make available to, or have in effect for, our personnel with commensurate duties from time to time. Mr. Tolbert's employment agreement also contains a noncompetition covenant and nonsolicitation provisions (relating to our employees and customers) during the term of his employment and continuing for a period of 12 months after the expiration or termination of Mr. Tolbert's employment. In the event Mr. Tolbert's employment is terminated by us without "cause" (as such term is defined in his employment agreement) or upon "disability" (as such term is defined in his employment agreement), Mr. Tolbert will be entitled to (a) one year's base compensation, (b) one year's target bonus that he would have been entitled to receive for achieving budget for the year in which his employment was terminated, (c) the continuation of health insurance and other benefits for one year at our expense, (d) full vesting of any outstanding stock options on our stock, and (e) the lapsing of any restrictions over any restricted shares of our stock owned by Mr. Tolbert. In addition, Mr. Tolbert's employment agreement may be terminated at our option for "cause" (as such term is defined in his employment agreement).

SEPARATION AGREEMENTS

     The Company entered into a Separation Agreement and General Release with Thomas B. Clark as of September 24, 2001. Pursuant to the Clark Separation Agreement, and in consideration of the Company's agreement to make the separation payments described generally below, Mr. Clark gave a general release of rights to, and claims against, the Company. Under the Clark Separation Agreement, among other things, the Company made the following separation payments:

     o    an amount of one million dollars;
     o lump sum cash payment in the amount of $17,218 for three years of insurance coverage under COBRA;
     o 20,000 shares of Common Stock valued at $10.98 per share, less shares to cover applicable withholding taxes;
     o payment from the bank balance in an amount equal to $28,660 under the Company's EVA/Growth Plan;
     o all grants of stock options previously made to Mr. Clark became fully vested and may be exercised before September 24, 2003;
     o a cash payment of $61,070 in lieu of any unused or accrued vacation time; and
     o payments aggregating $206,453 in respect of other benefits including a 401(k) match, life plan coverage, and outplacement expenses.

     Pursuant to the Clark Separation Agreement, Mr. Clark agreed to certain non-competition and non-solicitation restrictions.

     The Company entered into a Separation Agreement and General Release with Kevin D. Bower as of September 24, 2001. Pursuant to the Bower Separation Agreement, and in consideration of the Company's agreement to make separation payments generally described below, Mr. Bower gave a general release of rights to, and claims against, the Company. Under the Bower Separation Agreement, the Company paid Mr. Bower a separation payment of $600,000, less applicable deductions. In addition, among other things, all stock options previously granted to Mr. Bower became fully vested and may be exercised prior to September 25, 2003.

     The Company entered into a Separation Agreement and General Release with Jerry T. McDowell as of September 19, 2001. Pursuant to the McDowell Separation Agreement, and in consideration of the Company's agreement to make the separation payments described generally below, Mr. McDowell gave a general release of rights and claims to the Company. Under the McDowell Separation Agreement, among other things, the Company made the following separation payments:

     o    an amount of $339,000;
     o a lump sum cash payment in the amount equal to twelve months of insurance coverage under COBRA;
     o participation in the performance share plan through September 28, 2001 with payments based on performance factors as of December 31, 2001;
     o    incentive compensation earned through September 28, 2001; and
     o all grants of stock options previously made to Mr. McDowell became fully vested and may be exercised on or before June 30, 2002.

     Pursuant to the McDowell Separation Agreement, Mr. McDowell agreed to certain non-competition and non-solicitation restrictions for a seven year period (the "Restricted Period"). In the event of a Change in Ownership (as defined in the Separation Agreement) of the Company, under very limited circumstances, the Restricted Period shall be extended for a period of 24 months and the Company shall pay Mr. McDowell the sum of $885,000. In general, a Change in Ownership is defined as: the entering into any discussions by the Company prior to June 30, 2002, the consummation of which occurs within six months of June 30, 2002 and results in a change in control of the Company, as further described in the Separation Agreement.

CHANGE OF CONTROL AGREEMENTS

     During 2001, the Company had change of control severance agreements with certain Named Executive Officers. The change of control severance agreements are no longer applicable to Messrs. Clark, Bower, or McDowell, who each entered into a Separation Agreement and General Release, which covers the claims and rights of the parties in connection with and after their separation from the Company. See "Separation Agreements," above. The change of control severance agreements are also not applicable to each of Messrs. Franklin and Ashken, who entered into employment agreements with the Company effective January 1, 2002. See

"Employment Agreements." However, the change in control severance agreement is currently in place with J. David Tolbert.

     The change of control severance agreements provide severance benefits in the event of both a change of control of the Company and an actual or constructive termination of employment within two years after a change in control. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include
(i) three times current annual base salary and target incentive compensation;
(ii) the bargain element value of then outstanding stock options; (iii) the value of then outstanding Common Stock equivalents; (iv) an amount equal to the employer and matching contributions the individual would have received under the Company's defined contribution plans for a period of 3 years; (v) life, disability, accident and health benefits for a period of 35 months; (vi) outplacement services; and (vii) legal fees and expenses reasonably incurred in enforcing the agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreement with Marlin Partners

     On May 7, 2001, we entered into a letter of intent with Marlin Partners II, LP ("Marlin"), Catterton Partners, L.P. ("Catterton") and Alpha Private Equity Group ("Alpha") for the acquisition by Marlin, Catterton and Alpha of all of our issued and outstanding Common Stock. At the time, Marlin was a related party due to its ownership of approximately 10% of our issued and outstanding Common Stock. Mr. Franklin and Mr. Ashken, our current Chairman and CEO, and Vice Chairman and CFO, respectively, are the managing partners of Marlin. In June 2001, the letter of intent was terminated, and in accordance with its terms, Marlin was reimbursed approximately $480,000 of expenses related to the contemplated transaction. Under an Agreement dated June 22, 2001, the Company and Marlin also agreed:

     o Mr. Franklin and Mr. Ashken would be named to the Board of Directors effective June 25, 2001;

     o the Company would use its best efforts to have its 2001 Annual Meeting of Stockholders no later than July 31, 2001;

     o Marlin and its affiliates would immediately withdraw their opposing slate of nominees for election at the 2001 Annual Meeting of Stockholders and vote their shares in favor of Mr. Ashken, Mr. Molen and Ms. Popwell as directors at the 2001 Annual Meeting of Stockholders, and would not, directly or indirectly, at any time on or before the Company's 2002 Annual Meeting of Stockholders;

          o participate in any solicitation of proxies in opposition to, or make any public statements in opposition to, any proposals or director nominees of the Company in connection with any meeting of the Company's Stockholders;

          o initiate, propose or solicit Stockholders of the Company for the approval of any Stockholder proposals;

          o nominate any person for election to the Company's Board of Directors;

          o vote their shares against any proposal or nominee for director proposed or supported by the Company or in favor of any proposal or nominee not proposed or supported by the Company (provided that Marlin Partners and its affiliates may abstain from voting on any matter at any Stockholder meeting other than for the nominees for election as directors at the 2001 Annual Meeting of Stockholders);

          o advise, assist, encourage or solicit, or participate in a group with, any other person in connection with any of the matters listed above;

     o Marlin and its affiliates will not object to a postponement of the Company's 2002 Annual Meeting of Stockholders if a majority of the Company's Board of Directors determined in good faith that the meeting should be postponed; and

     o the Company will use its best efforts to hold the Company's 2003 Annual Meeting of Stockholders no later than April 30, 2003.

On June 25, 2001, Messrs. Franklin and Ashken became directors of the Company and on September 24, 2001, Messrs. Franklin and Ashken became executive officers of the Company.

Executive Loan Program

     We operate an executive loan program to provide loans to finance exercises of incentive stock options and non-qualified stock options granted under our various stock plans. Pursuant to this program, on January 24, 2002, Messrs. Franklin and Ashken received loans from us in the amount of $3,282,000 and $1,641,000, respectively, in connection with the exercise of non-qualified stock options to purchase 300,000 and 150,000 shares, respectively, of Common Stock granted under our 2001 Stock Option Plan. These loans bear interest at a rate of 4.125%. All payments in respect of these loans are due on January 23, 2007 or 90 days after the date Mr. Franklin or Mr. Ashken, as the case may be, ceases to be employed by us (with certain exceptions). The loans may be repaid in cash, shares of our Common Stock, or a combination thereof.

CERTAIN TRANSACTIONS CONCERNING FORMER EXECUTIVE OFFICERS

Deferred Compensation

     During 2001, certain participants in our deferred compensation plans agreed to forego balances in those plans in exchange for loans from us in the same amounts. The loans, which were completed during 2001, bear interest at the applicable federal rate. All accrued interest and principal on the loans mature and are payable upon the death of the participant and their spouse. The Company recognized $4.1 million of pre-tax income during 2001 related to the discharge of the deferred compensation obligations.

Change of Control Agreements

     Prior to the Company's approval of any agreement with Marlin, the Board of Directors approved an amendment to the definition of a "change in control" in all change of control severance agreements in order to clarify that a change in control would be deemed to have occurred if a majority of the Company's Board of Directors consists of members other than current members of the Board or new members (other than directors who assume office in connection with an actual or threatened election contest) who are approved by two-thirds of the Board. Prior to its approval of any agreement with Marlin, the Company also approved amendments to other benefit plans with a similar "change in control" definition so that the definitions would be consistent. For Messrs. Clark and Bower, the Board of Directors also approved amendments providing for the payment of one year's total target compensation and benefits should either be constructively terminated or terminated without cause. Also see "Change of Control Agreements," and "Separation Agreements" above.

                                   PROPOSAL 2

       APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF
                    INCORPORATION TO CHANGE THE NAME OF THE
          COMPANY FROM "ALLTRISTA CORPORATION" TO "JARDEN CORPORATION"

     On March 21, 2002, the Board of Directors adopted resolutions approving and recommending to the Company's Stockholders for their approval an amendment to the Restated Certificate of Incorporation of the Company changing the Company's name from "Alltrista Corporation" to "Jarden Corporation." If the name change is approved by the requisite vote of the Company's Stockholders, it will become effective at the time of the filing of the Certificate of Amendment of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of Certificate of Amendment is set forth in Annex A hereto.

     Each holder of certificates bearing the name "Alltrista Corporation" (the "Alltrista Certificates") will be entitled, upon surrender of such Alltrista Certificates to the Company or any transfer or exchange agreement for cancellation, to receive a new certificate bearing the name "Jarden Corporation" (the "Jarden Certificates") representing the same number of fully paid and nonassessable shares. Until so presented and surrendered, Alltrista Certificates will be deemed for all purposes to evidence the ownership of fully paid and nonassessable shares of the Company.

REASONS FOR THE COMPANY'S NAME CHANGE

     The Board believes that the corporate name "Jarden Corporation" is better aligned with our strategic focus on food preservation products and branded kitchen consumables.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM "ALLTRISTA CORPORATION" TO "JARDEN CORPORATION."

                                   PROPOSAL 3

                 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP has audited the financial statements of the Company for the year ended December 31, 2001. The Board of Directors desires to continue the services of Ernst & Young LLP for the current year ending December 31, 2002. Accordingly, the Board of Directors will recommend at the Meeting that the Stockholders ratify the appointment by the Board of Directors of the firm of Ernst & Young LLP to audit the financial statements of the Company for the current year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event the Stockholders do not ratify the appointment of Ernst & Young LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

     Aggregate fees billed by Ernst & Young LLP to the Company for the year ended 2001 are as follows:

     AUDIT FEES: $243,471. (Includes (i) $187,471 of fees for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the year and (ii) $56,000 of fees relating to the audit of the Company's financial statement for the year ended December 31, 2000.)

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: $0. (Ernst & Young LLP did not render any information technology services to the Company relating to financial information system design and implementation.)

     ALL OTHER FEES: $128,388. (Includes fees billed by Ernst & Young LLP for professional services rendered other than for services described above under "Audit Fees", principally consisting of tax consulting services and the audit fees for our employee benefit plans.)

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who own more than 10% of the Company's capital stock to file with the Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2001 year were timely filed with the Commission and the New York Stock Exchange with the exception of Messrs. Ashken and Franklin who were each required to file a Form 4 in respect of the purchase of 26,300 shares of Common Stock by Marlin Partners II, L.P. in October 2001, but later filed a Form 5 in lieu thereof.

ANNUAL REPORT

     A copy of the Company's 2001 Annual Report to Stockholders is being mailed to Stockholders along with this Proxy Statement. Any Stockholder who has not received a copy of the 2001 Annual Report to Stockholders and wishes to do so should contact the Company's Corporate Secretary by mail at the address set forth on the notice of annual meeting or by telephone at (914) 967-9400.

FORM 10-K

     The Company will provide, without charge, to each Stockholder as of the Record Date, on the written request of the Stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including the financial statements and schedules, as filed with the Commission. Stockholders should direct the written request to the Company's Corporate Secretary at c/o Alltrista Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580.

PROPOSALS BY STOCKHOLDERS

     In order to be considered timely under the Company's Bylaws, Stockholder proposals and Stockholder nominations of candidates for election to the Board of Directors intended to be presented at the 2003 Annual Meeting must be in writing and received by the principal executive offices of the Company at 555 Theodore Fremd Avenue, Rye, New York 10580 not later than

December 30, 2002 to be considered for inclusion in the Proxy Statement and form of proxy for the 2003 annual meeting. Proposals must comply with Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act.

     To be in proper written form, a Stockholder's notice to the Corporate Secretary must set forth as to each matter such Stockholder proposes to bring before the Meeting (i) a brief description of the business desired to be brought before the Meeting and the reasons for conducting such business at the Meeting,
(ii) the name and record address of such Stockholder, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such Stockholder, (iv) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal, and (v) a representation that such Stockholder intends to appear in person or by proxy at the Meeting to bring such business before the meeting.


                                          FOR THE BOARD OF DIRECTORS



                                          /s/ Ian G.H. Ashken
                                          -------------------
                                          Ian G.H. Ashken
                                          Vice Chairman, Chief Financial Officer
                                          and Secretary

                                                                         Annex A


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              ALLTRISTA CORPORATION

                             ----------------------

               (Under Section 242 of the General Corporation Law)


It is hereby certified that:

1. The name of the corporation is Alltrista Corporation (hereinafter referred to as the "Corporation").

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article I:

     "The name of the corporation is JARDEN CORPORATION (hereinafter, the "Corporation")."

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated: ___________ __ 2002.

                                           ALLTRISTA CORPORATION



                                         By: _________________________
                                             Name:
                                             Title:

ALLTRISTA CORPORATION
C/O NATIONAL CITY BANK
629 EUCLID AVE., SUITE 635
CLEVELAND, OH 44114


VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.


VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alltrista Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                                                          ALLTR1                  KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

====================================================================================================================================

ALLTRISTA CORPORATION

  The Board of Directors recommends a vote FOR each of the Proposals.

     The undersigned hereby directs this Proxy to be voted:
                                                                For   Withhold   For All     To withhold authority to vote, mark
  1. Election of directors:                                     All      All     Except      "For All Except" and write the
                                                                                             nominee's number on the line below.
     Nominees:  01) Douglas W. Huemme                           [ ]      [ ]       [ ]
                02) Robert L. Wood                                                           --------------------------------------
                03) Irwin D. Simon
                                                                                                              For  Against  Abstain
  2. Approval of Amendment of Restated Certificate of Incorporation to change the name of the Company
     from "Alltrista Corporation" to "Jarden Corporation"                                                     [ ]     [ ]     [ ]

  3. Approval of Ernst & Young LLP as independent auditors                                                    [ ]     [ ]     [ ]

  4. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
  STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S
  SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR
  DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE
  UNDERSIGNED.


  NOTE: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
  USING THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT
  TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
  ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS
  SUCH. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN CORPORATE
  OR PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


  ----------------------------------------------------                     ----------------------------------------------------


  ====================================================                     ====================================================
  Signature [PLEASE SIGN WITHIN BOX]      Date                             Signature (Joint Owners)               Date

====================================================================================================================================

To Our Stockholders:

Effective March 4, 2002, National City Bank became our Stock Transfer Agent, Registrar and Rights Agent. The company's transfer agent is responsible for our stockholder records, address changes and issuance of stock certificates.

National City Bank has been providing transfer agency and registrar services to corporate clients for more than 75 years. As one of the largest trust organizations in the United States, National City has a solid reputation for quality of service and is committed to continuous improvements that keep pace with industry standards.

No action is required on your part. Your account(s) have been transferred automatically. However, correspondence regarding your stockholdings should be directed to:

National City Bank
Corporate Trust Operations
P.O. Box 92301
Cleveland, OH 44193-0900
Telephone: 1-800-622-6757
Facsimile: 216-257-8508
E-mail: shareholder.inquiries@nationalcity.com


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                             ALLTRISTA CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 30, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Martin E. Franklin and Ian G.H. Ashken, as proxies, each with full power of substitution, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of Alltrista Corporation held on record by the undersigned on April 5, 2002, at the Annual Meeting of Stockholders to be held on May 30, 2002 at 555 Theodore Fremd Avenue, Rye, NY 10580, and any adjournments or postponements thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby revoking all former proxies.



                 IMPORTANT: UNLESS VOTING ELECTRONICALLY, PLEASE
              MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.





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